Exhibit 23.2

THE LAW OFFICE OF

CONRAD C. LYSIAK, P.S.

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

FAX: (509) 747-1770

EMAIL: cclysiak@lysiaklaw.com

CONSENT

            I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Panama Dreaming Inc.

            I FURTHER CONSENT to the summarization of my opinion, as set forth in Exhibit 5.1 to the Form S-1 Registration Statement, in the prospectus.

            DATED this 12th day of December, 2011.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak